Exhibit 107

Calculation of Filing Fee Table

FORM F-3

(Form Type)

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact Name of Registrant as Specified in its Charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be paid	Equity	Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Equity	Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Debt	Capital Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Debt	Subordinated Debt Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Debt	Eligible Liabilities Senior Debt Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Debt	Senior Debt Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Debt	Senior Debt Funding Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—
	Debt	Debt Warrants of Deutsche Bank Aktiengesellschaft(3)	457(o)				—	—
	Other	Equity Warrants of Deutsche Bank Aktiengesellschaft(3)	457(o)				—	—
	Other	Other Warrants of Deutsche Bank Aktiengesellschaft(3)	457(o)				—	—
	Other	Purchase Contracts of Deutsche Bank Aktiengesellschaft(4)	457(o)				—	—
	Other	Units of Deutsche Bank Aktiengesellschaft(5)	457(o)				—	—
	Unallocated (Universal) Shelf	(2)	457(o)	$60,000,000,000			0.0001476	$8,856,000
Total Offering Amounts						$60,000,000,000	0.0001476	$8,856,000
Total Fees Previously Paid								—
Total Fee Offsets								$1,086,144.57(6)
Net Fee Due								$7,769,855.43(6)

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not exceed $60,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes any separate consideration that may be received for securities issuable upon conversion, exchange or exercise of other securities or that are represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include Deutsche Bank Securities Inc.

(3)

Warrants may be issued together with any of the debt securities, capital securities, ordinary shares, tradable subscription rights to subscribe for ordinary shares or purchase contracts registered hereby or any combination of such securities. Warrants may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(4)

Purchase contracts may be issued together with any of the debt securities, capital securities or warrants registered hereby or any combination of such securities. Purchase contracts may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(5)	Units may consist of any combination of the securities being registered hereby and debt obligations or other securities of the Registrant or an entity affiliated or not affiliated with the Registrant.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Deutsche Bank Aktiengesellschaft	F-3ASR	333-258403	8/3/2021		$1,086,144.57(6)	Debt		—	$9,955,495,600(6)
Fee Offset Sources	Deutsche Bank Aktiengesellschaft	F-3/A	333-226421		8/14/2018						$12,348.64(6)
Fee Offset Sources	Deutsche Bank Aktiengesellschaft	F-3	333-226421		7/30/2018						$559,179.99(6)
Fee Offset Sources	Deutsche Bank Aktiengesellschaft	F-4	333-224595		5/2/2018						$414,814.58(6)
Fee Offset Sources	Deutsche Bank Aktiengesellschaft	F-3	333-218897		6/22/2017						$99,801.36(6)
Total Fee Offset Sources											$1,086,144.57(6)

(6)

The Registrant previously paid registration fees of $2,851,030 with respect to $22,899,286,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement on Form F-3 (No. 333-226421) filed by the Registrant on August 17, 2018 (the “Prior Registration Statement”), and were not sold thereunder. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement. The Registrant previously registered and sold securities having an aggregate offering price of $15,779,288,000.00 pursuant to this Registration Statement, and the registration fee of $1,764,885.43 due with respect to such securities was offset against the registration fees of $2,851,030. Pursuant to Rule 457(p) under the Securities Act, the remaining registration fee of $1,086,144.57 is used to offset against the registration fee of $8,856,000 due for this Post Effective Amendment to the Registration Statement.

On July 30, 2018, the Registrant filed a Registration Statement on Form F-3 (File No. 333-226421) that identified and registered a maximum aggregate offering price of $15,000,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time, for which a contemporaneous registration fee of $1,867,500 was due, which was paid through a fee offset of $414,814.58 and a payment of $1,452,685.42. $559,179.99 of such registration fee is being utilized herein as a fee offset source.

On August 14, 2018, the Registrant filed Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-226421) to register an additional maximum aggregate offering price of $19,500,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time, for which a contemporaneous additional registration fee of $2,427,750 was due, which was paid through a fee offset of $2,248,541.36 and a payment of $179,208.64. $12,348.64 of such registration fee is being utilized herein as a fee offset source.

On May 2, 2018, the Registrant filed a Registration Statement on Form F-4 (File No. 333-224595) that identified and registered a maximum aggregate offering price of $9,730,189,000 of debt securities to be offered by the Registrant in exchange for other debt securities and for which a contemporaneous registration fee of $1,211,408.53 was paid, of which $414,814.58 remained following completion of the offering. All of such registration fee, associated with $3,331,844,016 of unsold securities, was utilized to offset the registration fee in connection with the Registration Statement on Form F-3 (File No. 333-226421) filed by the Registrant on July 30, 2018. All of such registration fee is being utilized here as a fee offset source.

On June 22, 2017, the Registrant filed a Registration Statement on Form F-3 (File No. 333-218897) that identified and registered a maximum aggregate offering price of $12,000,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time, for which a contemporaneous registration fee of $1,390,800 was due, which was paid through a fee offset of $99,109.22 and a payment of $1,291,690.78. $99,801.36 of such registration fee is being utilized herein as a fee offset source.